Exhibit 10.1

April 15, 2022

To:	Opportunity Financial, LLC

Attention:
Email:

From:

Facsimile:

TOTAL RETURN SWAP CONFIRMATION

The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the Swap Transaction entered into between [PARTY A] (“Party A”) and Opportunity Financial, LLC (“Party B”) on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.

The definitions and provisions contained in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. (the “Definitions”), are incorporated into this Confirmation. In the event of any inconsistency between those Definitions and this Confirmation, this Confirmation will govern.

This Confirmation evidences a complete binding agreement between the parties as to the terms of this Transaction to which this Confirmation relates. In addition, the parties agree that this Confirmation will supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if the parties had executed an agreement in such form and elected and agreed that the other provisions contained in this letter agreement will form part of the Master Agreement for purposes of the Schedule thereto. In the event of any inconsistency between the provisions of the Master Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

All provisions contained in the Master Agreement govern this Confirmation except as expressly modified below. Capitalized terms used in this Confirmation and not defined in this Confirmation or the Definitions shall have the respective meanings assigned in the Master Agreement or the Credit Agreement, as applicable.

1. The terms of the Transaction to which this Confirmation relates are as follows:

Trade Date:	April 15, 2022

Effective Date:	April 15, 2022

Termination Date:

The earlier to occur of (i) the first date on or after the Revolving Commitment Termination Date (as defined in the Credit Agreement) on which (x) the aggregate principal amount of the Loans has been repaid in full, together with accrued interest thereon and all related fees and expenses payable in respect of the Loans pursuant to the Credit Agreement, and (y) Reference Lender has transferred its rights under the Credit Agreement to Party B pursuant to Section 9.6(k) of the Credit Agreement or (ii) the Final Maturity Date (as defined in the Credit Agreement), subject to adjustment in accordance with the Following Business Day Convention.

In furtherance of the foregoing, following the repayment in full of the aggregate principal amount of the Loans on any date after the Revolving Commitment Termination Date, together with accrued interest thereon and all related fees and expenses payable in respect thereof, pursuant to the Credit Agreement, Party B shall cooperate in good faith to promptly accept and consummate the transfer by the Reference Lender of its rights pursuant to Section 9.6(k) of the Credit Agreement.

Calculation Agent:

Party B.

In the case of a dispute involving any calculation or determination made by the Calculation Agent, each party agrees to be bound by the determination of an independent leading dealer in the relevant market mutually selected by the parties who shall act as the substitute Calculation Agent, with the fees and expenses of such substitute Calculation Agent (if any) to be shared equally by the parties. If the parties are unable to agree on an independent leading dealer to act as substitute Calculation Agent, each party shall select an independent leading dealer and such independent leading dealers shall agree on an independent third party who shall be deemed to be the substitute Calculation Agent, with the fees and expenses of such substitute Calculation Agent (if any) to be shared equally by the parties. Notwithstanding the foregoing, if there is a Defaulting Party, all fees and expenses of such substitute Calculation Agent (if any) shall be borne by the Defaulting Party.

Reference Asset:

A senior-secured revolving credit facility secured by Receivables (as defined in the Credit Agreement) provided by the Lender(s) and administered by Midtown Madison Management LLC (the “Administrative Agent”) to the Borrower (as defined in the Credit Agreement).

Credit Agreement:

Revolving Credit Agreement, dated as of April 15, 2022, by and among Gray Rock SPV LLC, Gray Rock Finance LLC, Opportunity Financial, LLC, Midtown Madison Management LLC and the Lenders (as defined therein) party thereto, as it may be amended, supplemented or otherwise modified in accordance with the terms thereof.

Reference Lender:	[PARTY A]

Floating Amounts A:

Floating Amounts A Payer:	Party A

Floating Amounts A Payer Payment Dates:	Each Settlement Date.

Floating Amounts A:

An amount equal to the total amounts actually paid to Reference Lender under the Reference Asset during each Settlement Period (i) pursuant to Sections 2.10(a)(iii) or 2.10(b)(iii) of the Credit Agreement with respect to interest at the Interest Rate or Default Funding Rate, as applicable, (ii) pursuant to Sections 2.10(a)(iii) or 2.10(b)(iii) of the Credit Agreement with respect to the amounts payable as Undrawn Payments and Minimum Utilization Additional Interest, (iii) pursuant to Sections 2.10(a)(vi) and 2.10(b)(v) of the Credit Agreement, and (iv) Delayed BBD Payments.

Notwithstanding the foregoing, Floating Amounts A shall not include Excluded Default Interest (as defined below).

For purposes of the foregoing, “Delayed BBD Payments” means, for any Settlement Period, amounts actually paid to Reference Lender under the Reference Asset during such Settlement Period in respect of any Borrowing Base Deficiency with respect to which Party B has previously paid any Realized Principal Losses (as defined below).

Payment of Floating Amounts A:	On each Floating Amounts A Payer Payment Date, Party A will pay Floating Amounts A to Party B.

Floating Amounts B:

Floating Amounts B Payer:	Party B

Floating Amounts B Payer Payment Dates:	Each Settlement Date.

Floating Amounts B:

An amount equal to the sum of (x) Reference Lender’s pro rata share of amounts which shall accrue under the Reference Asset during each Settlement Period with respect to (i) interest at the Interest Rate or Default Funding Rate, as applicable, pursuant to Sections 2.4 or 2.5 of the Credit Agreement, (ii) the amounts payable as Undrawn Payments and Minimum Utilization Additional Interest pursuant to the Fee Letter (as defined in the Credit Agreement) and (y) any Realized Principal Losses realized by Reference Lender with respect to the Reference Asset during each Settlement Period. Notwithstanding the foregoing, Floating Amounts B shall not include Excluded Default Interest (as defined below). Without prejudice to any other rights of Party A under the Agreement, if, with respect to any Calculation Period, the Floating Amounts B include any amounts in respect of the Default Funding Rate, such Floating Amounts B shall not accrue interest at the Default Rate pursuant to Section 9(h)(i) of the Agreement if not paid when due.

For purposes of the foregoing:

“Excluded Default Interest” means, if an Excluded Default Event has occurred and is continuing, an amount equal to the greater of (i) the excess of the Default Funding Rate over the Interest Rate and (ii) zero.

“Excluded Default Event” means the occurrence of an Event of Default pursuant to Section 7.1(c), 7.1(d), 7.1(e), 7.1(f), 7.1(g), 7.1(h), 7.1(i), 7.1(j), 7.1(k), 7.1(o), 7.1(p), 7.1(x) or 7.1(y) under the Credit Agreement.

“Realized Principal Losses” means the difference, if positive, obtained by subtracting (A) amounts actually paid to Reference Lender under Section 2.10(a)(iv) of the Credit Agreement during each Settlement Period in respect of any Borrowing Base Deficiency from (B) any Realized Borrowing Base Deficiency related to such Settlement Period.

“Realized Borrowing Base Deficiency” means, for any Settlement Period, the amount of any Borrowing Base Deficiency of which an Authorized Officer of the Borrower became aware (by receipt of notice from the Administrative Agent or otherwise) during such Settlement Period, excluding any portion of any such Borrowing Base Deficiency of which the Borrower became aware during any prior Settlement Period and which has not been cured.

Payment of Floating Amounts B:	On each Floating Amounts B Payer Payment Date, Party B will pay Floating Amounts B to Party A.

Final Payment by Party B:

On the Final Maturity Date (subject to adjustment in accordance with the Following Business Day Convention), Party B shall pay to Party A an amount equal to all unpaid principal that is then due and payable to the Reference Lender and which is not paid to Reference Lender on such date pursuant to the Credit Agreement. Such payment shall be made concurrently with the Final Settlement Assignment.

Additional Terms:

Settlement Period:

Each period commencing on, and including, Saturday of each week (or, in the case of the first Settlement Period, the Effective Date) and ending on, and including, the first succeeding Friday (or, in the case of the final Settlement Period, the Termination Date).

Settlement Dates:	With respect to each Settlement Period, the third (3rd) succeeding Business Day after the last day of such Settlement Period.

Business Days:	New York
Final Settlement:

On or prior to the Final Maturity Date (subject to adjustment in accordance with the Following Business Day Convention), Party A shall cause the Reference Lender to assign all, but not less than all, of its right, title and interest under the Reference Asset to Party B in accordance with Section 9.6(k) of the Credit Agreement free and clear of any and all Adverse Claims (such assignment, the “Final Settlement Assignment”).

“Adverse Claims” means any liens, charges, claims or encumbrances, including, without limitation, any counterclaim, defense or right of set off by or of the Reference Lender, the Borrower or any third party which, in any event, arise as a direct result of action taken by Party A or any Affiliate of Party A.

In furtherance of the foregoing, Party B shall cooperate in good faith to promptly accept and consummate such assignment. Such assignment shall be made concurrently with the payment of the Final Payment by Party B.

2. Account Details:

For Party A:
For Party B:

3. Additional Provisions:

(a)	“Specified Entity” means in relation to Party A and Party B: Not applicable.

(b)	“Specified Transaction” has no meaning for purposes of this Agreement and Section 5(a)(v) of this Agreement (Default Under Specified Transaction) shall not apply.

(c)	The “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Party A and to Party B.

“Threshold Amount” means (i) in relation to Party A, USD 2,500,000, and (ii) with respect to Party B, USD 2,500,000.

Notwithstanding the foregoing, the occurrence of an Event of Default pursuant to Section 5(a)(vi) of the Agreement shall not constitute an Event of Default for purposes of Section 2(a)(iii) of the Agreement.

(d)	The “Credit Event Upon Merger” provision of Section 5(b)(v) of the Agreement will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)	“Termination Currency” means United States Dollars.

(g)	Additional Termination Event will apply.

(a)	The following will constitute an Additional Termination Event with respect to which Party B shall be the sole Affected Party:

(i)	The occurrence of a Servicer Default as defined in the Servicing Agreement (as defined in the Credit Agreement).

(h)	Additional Event of Default. Section 5(a) is hereby amended by adding the following as Section 5(a)(ix) at the end thereof as an additional Event of Default with respect to Party A alone:

“(ix)

An Adverse Claim exists with respect to the Reference Asset and, as a result of such Adverse Claim, amounts payable hereunder as Floating Amounts A are less than the amounts that would be payable hereunder as Floating Amounts A in the absence of such Adverse Claim.”

(i)	Close-out Amount. The definition of “Close-out Amount” in Section 14 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Close-out Amount” means an amount calculated as follows:

(i)

The Calculation Agent shall calculate the projected remaining monthly Collections from the Receivables, taking into account expected future losses and prepayments in respect thereof (such monthly projections, the “Anticipated Remaining Collections”).

(ii)

The Calculation Agent shall multiply the Anticipated Remaining Collections by a factor equivalent to the Reference Lender’s pro rata share of the aggregate outstanding principal amount of Loans of all Lenders under the Credit Agreement (such product, the “Lender’s Share of Remaining Collections”).

(iii)

The Calculation Agent shall calculate the net present value of the Lender’s Share of Remaining Collections, using a discount factor equal to the Factor (such net present value, the “Remaining Collections NPV”). For purposes of this clause (iii), the “Factor” shall mean (A) 10% if Party A is the Defaulting Party or the sole Affected Party, (B) 20% if Party B is the Defaulting Party or the sole Affected Party and (C) 15% under any other circumstance.

(iv)

The Calculation Agent shall calculate the Reference Lender’s pro rata share of all outstanding aggregate principal of the Loans, together with accrued interest thereon and any Lockout Make-Whole Payment then due under the Credit Agreement (such sum, the “Lender’s Loan Early Termination Amount”); provided, that the Lockout Make-Whole Payment shall be excluded from the calculation of Lender’s Loan Early Termination Amount if an Event of Default has occurred and is continuing with respect to Party A as the Defaulting Party at the time of such calculation.

(v)	If the Remaining Collections NPV exceeds the Lender’s Loan Early Termination Amount, the Close-out Amount shall be such difference and shall be payable by Party A to Party B. For purposes of calculating amounts payable upon an early termination, (i) if Party A is the Defaulting Party or the Affected Party, such Close-out Amount shall be expressed as a positive number and (ii) if Party B is the Defaulting Party or the Affected Party, such Close-out Amount shall be expressed as a negative number.

(vi)

If the Lender’s Loan Early Termination Amount exceeds the Remaining Collections NPV, the Close-out Amount shall be such difference and shall be payable by Party B to Party A. For purposes of calculating amounts payable upon an early termination, (i) if Party A is the Defaulting Party or the Affected Party, such Close-out Amount shall be expressed as a negative number and (ii) if Party B is the Defaulting Party or the Affected Party, such Close-out Amount shall be expressed as a positive number.

(vii)

Notwithstanding anything in the Agreement to the contrary, the Close-out Amount shall be calculated by the Calculation Agent in accordance with this Section 3(i) for all purposes of the Agreement, without regard to which party is the Defaulting Party or Affected Party or otherwise.

(j) Tax Representations: Payer Representations.

(A)	For the purposes of Section 3(e) of the Agreement, Party A and Party B will each make the following representations to the other:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, each party may rely on:

(1)	the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement;

(2)

the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and

(3)	the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement,

except that it will not be a breach of this representation where reliance is placed on clause (2) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(k)	Tax Representations: Payee Representations.

(A)	For purposes of Section 3(f) of the Agreement, Party A makes the following representations:

(1)	It is a [___] duly organized under the law of [____] [and is not a foreign corporation for United States tax purposes].

(B)	For purposes of Section 3(f) of the Agreement, Party B makes the following representations:

(1)	Party B is a limited liability company duly organized and incorporated under the law of the State of Delaware and is not a foreign corporation for United States tax purposes.

(l)

Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Section 3(e) of this Confirmation and “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(m)	Documents to be Delivered. For the purpose of Section 4(a)(i) and (ii) of the Agreement, each of Party A and Party B agree to deliver the following documents, as specified below:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and B	A properly executed: United States Internal Revenue Service Form W-9 (or any successor form thereto).

(i) Upon execution of this Confirmation, (ii) promptly upon reasonable demand by the other party and (iii) promptly upon learning that any such form previously provided by such party has become obsolete or incorrect.

Yes

Party A and Party B	A certificate specifying the names, title and specimen signatures of the persons authorized to execute this Confirmation.	Upon execution and delivery of this Confirmation.	Yes

Party A and Party B	Certified copies of all corporate authorizations and any other documents with respect to the execution, delivery and performance of this Confirmation.	Upon execution and delivery of this Confirmation.	Yes

Party A	Copies of all notices, including notices of Events of Default and potential Events of Default, provided to the Lenders under the Credit Agreement.	Upon delivery of such notices to the Lenders.	Yes

(n) Address for Notices.

(A)	Address for notices or communications to Party A:

with copies to:

(B)	Address for notices or communications to Party B:

Opportunity Financial LLC

130 East Randolph Street, Suite 3400

Chicago, Illinois 60601

Attention: Vasili Gerogiannis

Email:

with copies to:

Opportunity Financial LLC

130 East Randolph Street, Suite 3400

Chicago, Illinois 60601

Attention: Legal Department

Email:

(o)	Process Agent. For the purpose of Section 13(c) of the Agreement:

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(p)	Offices. The provisions of Section 10(a) of the Agreement will not apply for purposes hereof.

(q)	Mutlibranch Party. For the purpose of Section 10(b) of the Agreement, Party A is not a Multibranch Party and Party B is not a Multibranch Party.

(r)	Credit Support Document.

Credit Support Document means, with respect to Party A: Not applicable.

Credit Support Document means, with respect to Party B: Not applicable.

(s)	Credit Support Provider.

Credit Support Provider means, with respect to Party A: Not applicable.

Credit Support Provider means, with respect to Party B: Not applicable.

(t)	Governing Law. This Confirmation will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(u)	Netting of Payments. “Multiple Transaction Payment Netting” will not apply for the purpose of Section 2(c) of the Agreement.

(v)	No Agency. The provisions of Section 3(g) of the Agreement will apply to the Agreement and this Confirmation.

(w)

WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO HAVE A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THE AGREEMENT, THIS CONFIRMATION OR ANY CREDIT SUPPORT DOCUMENT. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY OR ANY CREDIT SUPPORT PROVIDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THE AGREEMENT AND THIS CONFIRMATION AND PROVIDE FOR ANY CREDIT SUPPORT DOCUMENT, AS APPLICABLE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(x)	Non-Disclosure. Section 4 of the Agreement is hereby amended by adding at the end thereof the following subsection (f):

“(f) Non-Disclosure. Each party hereby agrees to keep, and cause its respective Affiliates to keep, all Confidential Information in strict confidence, and neither party shall disclose to any third party, without the prior written consent of the other party (which consent shall not be unreasonably withheld), any Confidential Information, except as expressly permitted in this Section 4(f). As used herein, “Confidential Information” includes the existence and terms of, and any other information regarding, this Agreement, the Transaction, the Credit Agreement, the loans thereunder and any discussions concerning the Credit Agreement, such loans, this Agreement or the Transaction.

Notwithstanding the foregoing:

(i)

To the extent required under, or made in accordance with, the provisions of any applicable law, rule or regulation (as determined by the party required to make the relevant disclosure), each party may disclose to any Tax authority the tax treatment and tax structure of the Transaction and all materials of any kind, including opinions or other tax analyses, provided    by the other party and its Affiliates relating to such tax treatment and tax structure.

(ii)

Each party agrees and consents to the communication and disclosure of all Confidential Information as required by any applicable law or regulation or any court, government, regulatory body or other authority of a competent jurisdiction and each party irrevocably waives, to the extent possible, any applicable law which prevents such disclosure about the other party and the Transaction or this Agreement.”

(y)

Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

(z)	Additional Representation will apply. For the purpose of Section 3 of the Agreement, the following will each constitute an Additional Representation with respect to both parties:

(i)	Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into this Transaction that:

(A)

Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction, it being understood that information and explanations related to the terms and conditions of this Transaction will not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of this Transaction.

(B)

Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the risks of this Transaction.

(C)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of this Transaction.

(ii)

Eligible Contract Participant. Each party represents (which representation will be deemed to be repeated by it at all times until termination of this Transaction) that it is an “eligible contract participant” as defined in the Commodity Exchange Act and the Securities Exchange Act, each as amended from time to time, and any rule or regulation promulgated thereunder.

(iii)

Non-ERISA Representation. Each party represents (which representations will be deemed to be repeated by it at all times until termination of this Transaction) that it is not (i) an employee benefit plan (hereinafter an “ERISA Plan”), as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title I of ERISA or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or subject to any other statute, regulation, procedure or restriction that is materially similar to Section 406 of ERISA or Section 4975 of the Code (together with ERISA Plans, “Plans”), (ii) a person any of the assets of whom constitute assets of a Plan, or (iii) in connection with any Transaction under the Agreement, a person acting on behalf of a Plan, or using the assets of a Plan. It will provide notice to the other party in the event that it is aware that it is in breach of any aspect of this representation or is aware that with the passing of time, giving of notice or expiry of any applicable grace period it will breach this representation.

(aa)

Exclusive Jurisdiction. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN ANY OTHER AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY FOR PURPOSES OF ANY SUIT, ACTION OR PROCEEDINGS RELATING TO ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS TRANSACTION.

(bb)

Amendments to Credit Agreement. Without the prior written consent of Party B (which may be provided by e-mail), Party A covenants and agrees that it shall not enter into or consent to any amendment, modification or waiver of the Credit Agreement or Fee Letter (as defined in the Credit Agreement) which would materially, adversely affect the rights of Party B hereunder. Failure by Party A to comply with this Section 3(bb) shall constitute an additional Event of Default with respect to Party A under Section 5(a) of the Agreement without regard to notice or any applicable grace period. Notwithstanding the foregoing, if any such amendment, modification or waiver is made without the prior written consent of Party B, such amendment, modification or waiver shall not be taken into account for purposes of calculating any Close-out Amount hereunder.

(cc)

Failure to Pay or Deliver; Section 5(a)(i). The provisions of Section 5(a)(i) of the Master Agreement are hereby amended to delete the word “first” in each place such word is used in Section 5(a)(i) and to insert in lieu thereof the word “fifth”.

(dd)

Transfer. Notwithstanding the provisions of Section 7, Party A may assign and delegate its rights and obligations under this Confirmation without the consent of Party B to any direct or indirect affiliate of Party A (the “Affiliate Assignee”) by notice specifying the effective date of such transfer and including an executed acceptance and assumption by the Affiliate Assignee of this Confirmation.

Notwithstanding anything herein or in the Agreement to the contrary, Party A may not assign or transfer any portion of its rights under this Confirmation to any transferee (including any Affiliate Assignee) unless, simultaneously with such assignment or transfer, the Reference Lender shall assign a corresponding portion of its right, title and interest under the Reference Asset to such transferee.

Any purported transfer that is not in compliance with this clause (dd) will be void.

(ee)

Security-Based Swap; Dodd-Frank Reporting. The parties acknowledge and agree that the Transaction is a “security-based swap” within the meaning of 15 CFR § 78c(a)(68) and the rules and regulations promulgated thereunder. Pursuant to 17 CFR § 242.901(a)(2)(ii)(E)(1), the parties hereby agree that Party A is the “reporting side” for this Transaction. Party A agrees to report all information required under Regulation SBSR promulgated by the United States Securities and Exchange Commission (the “SEC”) and any other of the SEC’s regulations. The parties agree that Party A shall be the “reporting side” for all purposes of 17 CFR § 242.901 and any other of the SEC’s regulations or, in the event determined to be applicable, any applicable reporting requirements imposed by the U.S. Commodity Futures Trading Commission. The parties agree to comply with all laws, rules and regulations applicable to it (including, without limitation to the extent applicable, the Securities Act of 1933 and the Securities Exchange Act of 1934) in connection with the Transaction.

(ff)	Exclusive Remedy; Limitation of Liability; Limited Recourse.

(i)

THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR’S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN OR IN A TRANSACTION, THE OBLIGOR’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. EXCEPT IN THE CASE OF FRAUD OR WILLFUL MISCONDUCT, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE.

(ii)

Except as provided above, no party shall be required to pay or be liable for special, punitive, exemplary, incidental, consequential, reliance or indirect damages, or damages for loss of profits, good will or other intangible losses, to any other party; except to the extent that the payments required to be made pursuant to this agreement are deemed to be such damages. If and to the extent any payment required to be made pursuant to this agreement is deemed to constitute liquidated damages by a court of competent jurisdiction, the parties acknowledge and agree that such damages are difficult or impossible to determine and that such payment is intended to be a reasonable and genuine pre-estimate and approximation of the amount of such damages and not a penalty. Because some jurisdictions do not allow the exclusion or limitation of liability for damages, in such jurisdictions liability is limited to the fullest extent permitted by law.

(gg)

Further Assurances; Notice of Credit Agreement Event of Default. From time to time from and after the Trade Date through the Termination Date, Party A shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Agreement and this Confirmation in accordance with the terms and conditions hereof and thereof, including, without limitation, causing the Administrative Agent to apply all Collections in accordance with Section 2.10 of the Credit Agreement. Party A shall notify Party B in writing promptly upon becoming aware of an Event of Default under the Credit Agreement.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

[PARTY A]

By:	By:
Name:	Name:
Title:	Title:

Confirmed as of the date first above written:

OPPORTUNITY FINANCIAL, LLC

By:	By:
Name:	Name:
Title:	Title: